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EXHIBIT 10.5



                                      NOTE

$[36,000,000.00]                                         St. Petersburg, Florida
                                                              _________ __, 1996

            FOR VALUE RECEIVED, the undersigned, ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Borrower"), hereby unconditionally promises to pay on __________ __, 2000 (the "Maturity Date") to the order of PROGRESS CAPITAL HOLDINGS, INC., a Florida corporation (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of [THIRTY-SIX MILLION AND 00/100 DOLLARS ($36,000,000.00)], or, if less, the unpaid principal amount of the loan made by the Lender pursuant to this Note.

            The Borrower may, at any time and from time to time, prepay this Note, in whole or in part, without premium or penalty, upon at least four business days' irrevocable notice to the Lender, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued and unpaid interest to such date on the amount prepaid. Amounts prepaid may not be reborrowed.

            The Borrower agrees that immediately upon the sale or other transfer or disposition of any asset listed on Schedule 1 attached hereto and the receipt of the proceeds by the Borrower, the Borrower shall make a mandatory prepayment of the principal amount of this Note. The amount which the Borrower is required to pay to the Lender pursuant to this paragraph upon such sale or other transfer or disposition is the lesser of (a) the then outstanding principal amount of this Note or (b):

            (i) Where the Borrower's sale or other transfer or disposition of any asset listed on Schedule 1 attached hereto results in a taxable gain, the cash received by the Borrower from such sale, other transfer or disposition minus the Borrower's current taxes due on such sale, transfer, or disposition; and

            (ii) Where the Borrower's sale or other transfer or disposition of any asset listed on Schedule 1 attached hereto results in a taxable loss, the cash received by the Borrower from such sale, other transfer or disposition plus the current tax benefit the Borrower receives from the aforementioned tax loss (as received by the Borrower through the filing of a tax return or the reduction of estimated tax payments).

            So long as any principal amount remains outstanding under this Note, the Borrower shall, within 30 days following the end of each fiscal quarter of the Borrower, provide Lender with a certificate of the chief executive officer of Borrower describing in reasonable detail any third party proposals to purchase any of the assets described on Schedule 1 hereto and the identity of any proposed third party purchasers. The Lender agrees to take all necessary actions to release its security interest (i) in any asset listed on Schedule 1 concurrent with the sale, transfer or other disposition of such asset and (ii) in all assets listed on Schedule 1 upon payment by the Borrower of all amounts outstanding under this Note.

            The Borrower also agrees that immediately upon the occurrence of a Change in Control, the Borrower shall be required to repay this Note at a price equal to 100% of the then outstanding principal amount, together with accrued and unpaid interest, if any, to the date of repayment. A Change in Control shall be deemed to have occurred if (a) any person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i)
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shall have acquired beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors, (b) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors or (c) a "Change of Control" (however denominated) under any other indebtedness of the Borrower shall occur. For purposes of this provision, "Continuing Directors" shall mean the directors of the Borrower on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

            The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding until paid in full (both before and after judgment). Such interest shall be payable semi-annually in arrears, and shall be compounded monthly and calculated on the basis of a 360-day year for actual days elapsed. This Note shall bear interest for each day during an Interest Period at a rate per annum equal to the LIBOR Rate determined for such day plus 3.25% until maturity (whether as stated, by acceleration or otherwise), and after maturity at the rate which is 2.00% above such contractual rate until such principal is paid in full (both before and after judgment).

            "LIBOR Rate" means, with respect to each day during each Interest Period, the rate per annum equal to the rate at which The Chase Manhattan Bank, N.A. is offered dollar deposits at or about 10:00 A.M., New York City time, two business days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the principal amount of this Note to be outstanding during such Interest Period.

      "Interest Period" means, (a) initially, the period commencing on the date hereof and ending 30 days thereafter, and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending thirty days thereafter; provided that, (i) if any Interest Period would otherwise end on a day that is not a business day, such Interest Period shall be extended to the next succeeding business day; and (ii) any Interest Period that would otherwise extend beyond the Maturity Date or beyond the date final payment is due on this Note shall end on the Maturity Date or such date of final payment, as the case may be.

            If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding day which is not a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            This Note is secured as provided in each of the ____________________, each dated as of _______, 1996 (collectively, as amended, supplemented or otherwise modified from time to time, the "Mortgages"), by the Borrower for the benefit of the Lender. Reference is hereby made to the Mortgages for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest has granted and the rights of the Lenders in respect thereof.
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            If any of the following events shall occur and be continuing:

            (a) the Borrower shall fail to pay the principal hereof when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest hereon, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof, and in each such case such default shall continue unremedied for five days after receipt by the Borrower of notice of such default from the Lender; or

            (b) (i) the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (c) (i) for any reason any Mortgage ceases to be or is not in full force and effect (except in accordance with its terms) in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Lender or actual knowledge of such default by a senior officer of the Borrower, (ii) the Borrower shall assert in writing that any such Mortgage has ceased to be or is not in full force and effect (except in accordance with its terms) or (iii) the lien created by such Mortgage shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

            (d) the Borrower shall (i) default in any payment of principal of or interest of indebtedness under the Loan Agreement, dated as of November 5, 1996, among the Borrower, Salomon Brothers Realty Corp., as Lender, and LaSalle National Bank, as Collateral Agent (the "Loan Agreement") beyond the period of grace (not to exceed 30 days), if any, provided in the Loan Agreement; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity;
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then, and in any such event, (A) in the case of any event specified in clause
(i) or (ii) of paragraph (b) above, automatically all principal owing hereunder (with accrued interest thereon) and all other amounts owing under this Note shall immediately become due and payable, and (B) in the case of any other event specified in paragraphs (a), (b), (c) or (d) above, the Lender may, by notice to the Borrower, declare the principal amount owing hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

            The Borrower hereby represents and warrants to the Lender that this Note has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            The Borrower hereby waives the requirements of demand, presentment, protest and notice of dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

            Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            For so long as this Note or any obligation hereunder remains outstanding, the Borrower hereby irrevocably waives and agrees not to assert all rights of set-off, counterclaim or defense to payment, whether now existing or hereafter arising, that the Borrower may have against the Lender.

            Neither this Note, nor any terms hereof, may be amended, supplemented or modified except by written amendment executed by the Borrower.

            The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Florida, the courts of the United States of America for the Middle District of Florida, and appellate courts from any thereof;

            (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such
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      action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at Echelon International Corporation, One Progress Plaza, Suite 2400, St. Petersburg, Florida 33701, Attention: President, or at such other address provided to the Lender by the Borrower;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA.

            THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND FOR ANY COUNTERCLAIM THEREIN.

                                    Echelon International Corporation

                                    By:  _________________________________
                                         Name:
                                         Title:
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                                                              SCHEDULE 1 TO NOTE

                          ASSETS CONSTITUTING SECURITY

DIRECT FINANCE LEASE
          Southwest -- 1984 B737-300


OPERATING LEASE
          Continental/Air Micronesia -- B727-200 Advance
          Note Receivable from American Finance Group with respect to
             Operating Lease to Southwest for Three 737-200s


AIRCRAFT LOANS
          Pegasus -- ChallengAir DC 10-30
          Pegasus -- TWA L1011-50

OWNED REAL ESTATE
          Gadsden Station Record Studio
          5th Avenue
          Riverside Ranch
          Royal Oaks
          Progress Packaging
          Killebrew -- Note Receivable